    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2001
                          REGISTRATION NO. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                             ____________________

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                               CYTRX CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                              58-1642740
   (State or Other Jurisdiction of    (I.R.S. Employer Identification Number)
    Incorporation or Organization)

                            154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                                (770) 368-9500
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ____________________________

                                JACK J. LUCHESE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CYTRX CORPORATION
                            154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                                (770) 368-9500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                         _____________________________

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

       W. THOMAS CARTER III, ESQ.                       MARK W. REYNOLDS
          ALSTON & BIRD LLP                         VICE PRESIDENT, FINANCE
         ONE ATLANTIC CENTER                           CYTRX CORPORATION
      1201 WEST PEACHTREE STREET                    154 TECHNOLOGY PARKWAY
      ATLANTA, GEORGIA 30309-3424                   NORCROSS, GEORGIA 30092
            (404) 881-7000                               (770) 368-9500

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _______

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

------------------------------------------------------------------------------------------------------------------------
Title of Shares to          Amount to be          Proposed Maximum        Proposed Maximum           Amount of
 be Registered               Registered         Aggregate Price Per      Aggregate Offering       Registration Fee
                                                      Unit(1)                  Price
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value                     1,025,000               $0.95                  $973,750.00              $243.44
------------------------------------------------------------------------------------------------------------------------

(1) Based on the average of the reported high and low sales prices of the Common Stock reported on the Nasdaq Stock Market's National Market on August 16, 2001 estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED ______________ , 2001

PROSPECTUS

                               1,025,000 SHARES

                               CYTRX CORPORATION

                                 COMMON STOCK
                            ______________________


     The shareholders in the table included in the "Selling Shareholders" section of this prospectus, which begins on page 5, are offering all of the shares of our common stock covered by this prospectus.

     Of the 1,025,000 shares covered by this prospectus, 87,500 shares are presently issued and outstanding, another 87,500 shares have been reserved for issuance pursuant to agreements we have entered into with some of the selling shareholders, and 850,000 shares have been reserved for issuance pursuant to the exercise of warrants held by some of the selling stockholders. The selling stockholders holding warrants must first exercise the warrants and acquire the underlying shares from us before they can resell those shares under this prospectus.

     Our Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "CYTR." On August 16, 2001, the last reported closing price of the Common Stock was $0.95 per share.

                        ________________________________


     THIS INVESTMENT INVOLVES RISKS.  SEE "RISK FACTORS" BEGINNING ON PAGE 1.

                        ________________________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



             THE DATE OF THIS PROSPECTUS IS ______________ , 2001

                              PROSPECTUS SUMMARY

     CytRx Corporation was founded in 1985 and is engaged in the development and commercialization of pharmaceutical products. Our current research and development focus is on disorders affecting the vascular system, specifically those conditions caused by a blockage in the vascular system, commonly referred to as vascular-occlusive disorders. Our principal executive offices are located at 154 Technology Parkway, Norcross, Georgia 30092, telephone number: (770) 368-9500.

                                 RISK FACTORS

     You should carefully consider the following risks before deciding to purchase shares of our common stock. If any of the following risks actually occur, the trading price of our common stock could decline, and you could lose all or part of your investment. You should also refer to the other information in this prospectus and the information incorporated into this registration statement by reference, including our financial statements and the related notes.

We May Not Be Able to Obtain Adequate Funds to Continue Product Testing and Research and Development, Which Will Severely Reduce or Terminate Our Operations and Could Negatively Impact Our Future Profitability and Growth

     On June 30, 2001, we had approximately $2.1 million in cash and cash equivalents and working capital of $1.5 million.

     Our products are governed by extensive U.S. regulation and foreign regulation in other countries where we test and intend to market our current and future products. Approval of a product can take several years and requires substantial capital resources. We do not currently have adequate funds to conduct the required testing and data collection necessary for the FDA to approve FLOCOR or any of our other products. As a result, we must either severely reduce or terminate testing and research and development activities, or obtain additional financing from third parties to fund the required testing.

     If we elect to attempt to obtain additional financing, we may be unable to obtain funds from any third party on terms that we believe are acceptable. Our inability to obtain additional financing would require us to severely reduce or terminate testing and research and development activities and could result in the termination of our operations.

     We do not currently have enough funds to complete the required testing and data collections necessary to obtain regulatory approval of FLOCOR or any of our other products currently under development or to manufacture, market, and distribute any products that may obtain FDA approval. Delays in regulatory approval will cause substantial unanticipated costs.

     We need to raise additional funds through equity or debt financing, or a combination of both. We may be unable to obtain any financing or financing on acceptable terms. Any financing may be on terms that dilute our stockholders. A lack of financing would require us to severely reduce or terminate testing and research and development activities and could result in the termination of our operations.

We Have No Significant Source of Revenue From Our Operations and If We Are Unable to Generate Revenues From Our Operations We May Have to Depend on Third Parties to Raise Funds

     We currently have no significant source of operating revenue. Our total revenues for 2000 were approximately $3.3 million, which included $2 million in license fees and $877,000 from other non-operating sources.

     If the FDA does not approve, for commercial sale, FLOCOR or one of our other products, we may not be able to generate significant revenues for an extended period of time. Lack of revenues adequate to satisfy our operating needs will cause us to depend on equity or debt financing, or a combination of both.

We Have Operated at a Loss For Over Five Years and Will Likely Continue to Operate at a Loss For Some Time

     We incurred significant net losses for each of the last five years. Since our inception, we have primarily conducted research and development of our products. The costs of our research and development and our lack of operating revenues has resulted in our net losses.

     We will probably incur losses until one or more of our products is approved by the FDA and that product has achieved significant sales volume. The activities required for the FDA review process of a new pharmaceutical are extremely costly and usually take several years. We may never obtain FDA approval of any of our products currently under development.

The Nasdaq National Market May Delist Our Common Stock and If We Are Delisted There May Not Be an Active Trading Market for Our Common Stock

     Our ability to remain listed on the Nasdaq National Market will depend on our ability to satisfy applicable Nasdaq criteria including our ability to maintain at least $4 million in "net tangible assets" (defined as Total Assets minus Total Liabilities minus Goodwill minus Redeemable Securities) and maintaining a minimum bid price of $1.00. Our net tangible assets have recently been near the minimum threshold for this test. Our minimum bid price has recently been below the Nasdaq required $1.00. If we are unable to continue to satisfy the net tangible assets criteria, or if our minimum bid price continues below $1.00, Nasdaq may begin procedures to remove our common stock from the Nasdaq National Market. If we are delisted from the Nasdaq National Market, an active trading market for our common stock may no longer exist.

We May Be Unable to Successfully Develop or Commercialize Our Products, Which Would Severely Reduce or Terminate Our Operations

     Our continued operations substantially depend on our ability to successfully develop and commercialize our products.

     In a Phase III clinical study, a drug is tested in a large patient population to provide a thorough understanding of the drug's effectiveness, benefits and the range of possible side effects. A Phase III study must be successfully completed before a company can request FDA approval for marketing the drug.

     In December 1999, we reported results from our Phase III clinical study of FLOCOR for treatment of sickle cell disease patients experiencing an acute vaso-occlusive crisis (a blockage of blood flow caused by deformed, or "sickled" red blood cells). Overall, the study did not achieve the statistical target for its primary objective, which was to decrease the length of vaso-occlusive crisis for the study population as a whole. To collect adequate information for FDA approval, we will need to conduct additional clinical studies, which we will not begin unless we are able to raise additional funds.

     Even if we are able to obtain FDA approval of one or more of our products, we may not have adequate financial or other resources, or expertise to commercialize, market and distribute those products successfully. If we do not have adequate resources or the expertise to commercialize our products successfully, we may rely on third parties to provide financial or other resources to help us commercialize those products or we may have such third parties market and distribute our products for us. In order to enter into any such arrangements with a third party, we may have to give up some or all of our rights to some of our products. We may be unable to find a third party willing to provide us with resources or to market and distribute our products. Even if we find a willing third party, we may not be able to reach an agreement on terms that we believe are acceptable.

We Depend on a Limited Number of Suppliers For an Adequate Supply of Materials, Which May Negatively Affect Our Ability to Manufacture Our Products

     We require three suppliers of materials or services to manufacture FLOCOR. These consist of a supplier of poloxamer 188, which is the raw material used to manufacture FLOCOR (the raw drug substance), a manufacturer who can refine the raw drug substance to our specifications (the purified drug substance), and a manufacturer who can mix the purified drug substance with other inactive ingredients in a sterile environment to produce the final dosage form of FLOCOR. Our inability to maintain relationships with those suppliers could result in lengthy delays in the FDA and other regulatory agencies approval processes, causing us to incur substantial unanticipated costs or our inability to produce, market and distribute our product.

     We have not entered into an agreement with any supplier for the raw drug substance because we believe that it is widely available. In August 1999, we entered into a long-term commercial supply contract with Organichem Corp. of Rensselaer, New York to obtain the purified drug substance. We have also entered into an agreement with the Hospital Products Division of Abbott Laboratories for the manufacture of our finished drug product. If we are unable to maintain those relationships on terms acceptable to us or to replace such suppliers if they fail to adequately perform, we will experience delays in clinical trials or commercialization of our products.

We May Incur Substantial Costs and Liability From Product Liability Claims

     If any of our products are alleged defective, they may expose us to claims for personal injury. Even if the commercialization of one or more of our products is approved by the FDA, users may claim that such product caused unintended adverse effects. We currently carry product liability insurance covering the use of our products in human clinical trials and may extend that coverage to third parties who collaborate with us on the development of our products. However, if someone asserts a claim against us and the amount of such claim exceeds our policy limits or is not covered by our policy, such successful claim may exceed our financial resources and cause us to discontinue operations. Even if claims asserted against us are unsuccessful, they may divert management's attention from our operations and we may have to incur substantial costs to defend such claims.

We May Experience Volatility in Our Stock Price, Which May Negatively Impact Your Investment

     The market price of our common stock has experienced significant volatility in the past and may continue to experience significant volatility from time to time. Our stock price has ranged from $0.47 to $6.44 over the past five years. Factors such as the following may affect such volatility:

  .  our quarterly operating results;

  . announcements of regulatory developments or technological innovations by us or our competitors;

  .  government regulation of drug pricing;

  .  developments in patent or other technology ownership rights; and

  .  public concern regarding the safety of our products.

     Other factors which may affect our stock price are general changes in the economy, financial markets or the pharmaceutical or biotechnology industries.

Our Anti-Takeover Provisions May Limit Stockholder Value

     We have a shareholder rights plan and provisions in our bylaws that may discourage or prevent a person or group from acquiring us without our board of directors' approval. The intent of the shareholder rights plan and our bylaw provisions is to protect our shareholders' interests by encouraging anyone seeking control of our Company to negotiate with our Board of Directors.

     We have a classified board of directors, which requires that at least two stockholder meetings, instead of one, will be required to effect a change in the majority control of our board of directors. This provision applies to every election of directors, not just an election occurring after a change in control. The classification of our board increases the amount of time it takes to change majority control of our board of directors and may cause our potential purchasers to lose interest in the potential purchase of us, regardless of whether our purchase would be beneficial to us and our stockholders.

     Our bylaws provide that directors may only be removed for cause by the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock then entitled to vote at an election of directors. This provision prevents stockholders from removing any incumbent director without cause.

     Our bylaws also provide that a stockholder must give us at least 120 days notice of a proposal or director nomination that such stockholder desires to present at any annual meeting or special meeting of stockholders. Such provision prevents a stockholder from making a proposal or director nomination at a stockholder meeting without us having advance notice of that proposal or director nomination. This could make a change in control more difficult by providing our directors with more time to prepare an opposition to a proposed change in control.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

     -    the statements discuss our future expectations;
     - the statements contain projections of our future earnings or of our financial condition; and
     -    the statements state other "forward-looking" information.

     We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed above, as well as any cautionary language in or incorporated by reference into this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the above risk factors, elsewhere in or incorporated by reference into this prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our common stock could decline and you may lose all or part of your investment.

                                USE OF PROCEEDS

     The shares of our common stock offered under this prospectus are for the account of the selling shareholders. We will not receive any of the proceeds from any sales of the shares by the selling shareholders. However, 850,000 of the shares covered by this prospectus are subject to issuance by us pursuant to the exercise of warrants held by some of the selling shareholders, 50,000 of which have an exercise price of $2.00 per share, 250,000 of which have an exercise price of $1.50 per share, 50,000 of which have an exercise price of $1.25 per share, and 500,000 of which have an exercise price of $1.00 per share. We may receive cash proceeds from the exercise of these warrants if the warrant holders elect not to make "cashless" exercises as permitted under the terms of some of the warrants. Any cash proceeds we receive from the exercise of these warrants would be used for general corporate purposes.

                             SELLING SHAREHOLDERS

     The following table provides:

     .    The name of each of the selling shareholders;

     . The number of shares beneficially owned by each selling shareholder before the offering;

     . The number of shares being offered by each selling shareholder under this prospectus; and

     . The number of shares of common stock beneficially owned by each selling shareholder after the completion of the offering.

     On the date of this prospectus, none of the selling shareholders has had a material relationship with us or any of our affiliates within the past three years. Each of the selling shareholders has provided us with services within the past three years for which we issued the below referenced shares and warrants as well as other consideration. The table has been prepared on the basis of information furnished to us by or on behalf of the selling shareholders. Because the selling shareholders may offer all or some of the shares pursuant to this offering, no estimate can be given regarding the amount of shares that will be held by the selling shareholders after this offering. The table assumes that the selling shareholder will sell all shares they are offering under this prospectus, and that the selling shareholder will not acquire additional shares of our common stock before the completion of this offering. Each selling shareholder will own less than 1% of the total number of shares of our common stock outstanding after this offering.

     The information in this table is as of the date of this prospectus. Information concerning the selling shareholders may change from time to time and any such changed information will be described in supplements to this prospectus if and when necessary.

--------------------------------------------------------------------------------------------------------
                                                Shares                                     Shares
                                             Beneficially                               Beneficially
                                             Owned Before             Shares            Owned After
                 Name                          Offering               Offered             Offering
                                               --------               -------             --------
--------------------------------------------------------------------------------------------------------
M.H. Meyerson & Co.                           250,000/(1)/            250,000                --
--------------------------------------------------------------------------------------------------------
Park Avenue Consulting Group, Inc.            100,000/(2)/            100,000                --
--------------------------------------------------------------------------------------------------------
Madison & Wall Worldwide, Inc.                 75,000                  75,000                --
--------------------------------------------------------------------------------------------------------
James Skalko                                  100,000                 100,000                --
--------------------------------------------------------------------------------------------------------
Roan/Meyers Associates, L.P.                  500,000/(3)/            500,000                --
--------------------------------------------------------------------------------------------------------

(1) Represents 250,000 shares of our common stock that are subject to warrants currently exercisable.
(2) Represents 100,000 shares of our common stock that are subject to warrants currently exercisable.
(3) Represents 500,000 shares of our common stock that are subject to warrants currently exercisable.

                             PLAN OF DISTRIBUTION


     On October 2, 2000, we issued a warrant to purchase 250,000 shares of our common stock to M.H. Meyerson & Co., Inc. On April 4, 2001, we issued an additional warrant to purchase 100,000 shares of our common stock to Park Avenue Consulting Group, Inc. On April 3, 2001 and July 2, 2001, we issued an aggregate of 50,000 shares of our common stock (25,000 shares at each date) to James Skalko. Additionally, we agreed to issue an additional 25,000 shares to Mr. Skalko on each of October 1, 2001 and January 1, 2002. On July 15, 2001, we issued 37,500 shares of our common stock to Madison & Wall Worldwide, Inc. and agreed to issue an additional 37,500 shares to Madison & Wall Worldwide, Inc. on October 15, 2001. On July 23, 2001, we issued a warrant to purchase 250,000 shares of our common stock to Roan/Meyers Associates, L.P. and on August 9, 2001, we issued Roan/Meyers Associates, L.P. an additional warrant to purchase 250,000 shares of our common stock. We issued all of the above-referenced shares and warrants in return for services.

     The shares the selling shareholders are offering under this registration statement consist of 1,025,000 shares of our common stock, $.001 par value per share, together with a Series A Junior Participating Preferred Stock Purchase Right that is associated with each share. The shares include 850,000 shares reserved for the exercise of warrants issued to some of the selling shareholders. The selling shareholders are offering all of the shares of our common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

     Any or all of the shares of our common stock offered under this registration statement may be sold from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest. The selling shareholders may sell their shares in transactions through the Nasdaq National Market System, in negotiated transactions, or by a combination of those methods of sale. The shares of our common stock offered under this registration statement may be offered at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. Prices will be determined by the selling shareholders or by agreement between the selling shareholders and their underwriter, broker-dealer, or agent. The selling shareholders may sell their shares directly to purchasers or through underwriters, agents or broker-dealers by one or more of the following:

     . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     . purchases by a broker or dealer as principal and resale by such broker or dealer for their account pursuant to this prospectus;

     . a block trade in which the broker or dealer attempts to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     . an exchange distribution following the rules of the exchange or automated interdealer quotation system which lists the shares; and

     .    through the options written on the shares.

     Underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and or the purchasers of the shares for acting as agents for selling as principals, or both. The compensation paid by the selling shareholders to an underwriter, agent or particular broker-dealer will be negotiated before the sale and may exceed customary compensation. The terms and conditions of an offer of shares will be included in a supplement to this prospectus at the time of the offer, if required by applicable law. In addition, any shares covered by this prospectus which qualify for sale under Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus.

     In connection with distributing the shares being sold under this prospectus, the selling shareholders may enter hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell the shares short and redeliver the shares to close out the short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require delivery to the broker-dealer of the shares. The selling shareholders may also loan or pledge the shares to a broker-dealer, and the broker-dealer may sell the loaned shares, or upon a default the broker-dealer may effect sales of the pledged shares. Additionally, the selling shareholders may from time to time enter into other types of hedging transactions.

     In addition, the selling shareholders and any underwriter, broker-dealer, or agent that participates in the distribution of the shares of our common stock may be deemed to be an underwriter under the Securities Act of 1933, as amended, (although neither we nor the selling shareholders so concedes), and any profit on the sale of shares of our common stock and any discount, concession, or commission received by any of such underwriter, broker-dealer, or agent, may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents, which we have previously filed with the Commission, are incorporated into this Registration Statement by reference:

     (1) Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Commission on May 11, 2001 and the fiscal quarter ended June 30, 2001, filed with the Commission on August 8, 2001.

     (2) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 27, 2001.

     (3) The description of our Common Stock and Series A junior participating preferred stock purchase rights as described in our registration statements filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any description.

     All other documents filed by us under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents.

     Any statement contained in a document incorporated into this registration statement or incorporated into this registration statement by reference shall be considered to be modified or superseded for the purpose of this registration statement to the extent that a statement contained here or in any document filed after the date of this registration statement, also incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, be a part of this registration statement. Except as limited by the above, all information appearing in this registration statement is limited by the information appearing in the documents incorporated by reference.

     We will provide without charge, upon the written or oral request of any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any and all information (excluding certain exhibits) relating to our business or our common stock that has been incorporated by reference in the Registration Statement. Such requests should be directed to:

                               Mark W. Reynolds
                            Vice President, Finance
                               CytRx Corporation
                            154 Technology Parkway
                            Norcross, Georgia 30092
                                (770) 368-9500


                     HOW TO OBTAIN ADDITIONAL INFORMATION

     We file annual, quarterly, and special reports, proxy statements, and other information with the Commission. You may read and copy any document that we file with the Commission at the Commission's public reference rooms at the following locations: 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     Our common stock is listed and traded on the Nasdaq National Market System under the symbol "CYTR." Reports, proxy and information statements, and other information concerning CytRx also may be inspected at the offices of the National Association of Securities Dealers; Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is part of our Registration Statement on Form S-3 (including any exhibits and amendments to such Registration Statement, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended, relating to the shares of our common stock offered. This prospectus does not include all of the information in the Registration Statement. For further information about our business and our common stock, please refer to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the Commission's public reference facilities at the above addresses.

     The Commission allows us to "incorporate by reference" some of the information we file. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update this information. We incorporate by reference the documents listed below, and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling shareholders sells all the shares of our common stock registered under this Registration Statement.

     THIS PROSPECTUS INCLUDES OUR PRODUCT NAMES, TRADE NAMES, SERVICE MARKS AND TRADEMARKS, AS WELL AS THOSE OF OUR SUBSIDIARIES AND OTHER COMPANIES INCLUDING, WITHOUT LIMITATION, FLOCOR(TM), CYTRX/(R)/, AND TITERMAX/(R)/.

                                 LEGAL MATTERS

   The validity of the Shares offered under this registration statement will be passed upon the Company by Alston & Bird LLP, Atlanta, Georgia.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                               1,025,000 SHARES


                               CYTRX CORPORATION


                                 COMMON STOCK





                                  PROSPECTUS




                           __________________, 2001



     NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY THE SELLING SHAREHOLDERS OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                    PART II


                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses connected with issuing and distributing the common stock are provided in the following table. All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated. No portions of these fees will be borne by the selling shareholders

Securities and Exchange Commission Registration Fee...............  $   243.44
Nasdaq National Market Listing Fee................................  $10,250.00
Accountants' Fees and Expenses....................................  $ 6,000.00
Legal Fees and Expenses...........................................  $10,000.00
                                                                    ----------
  Total...........................................................  $26,493.44
                                                                    ==========
* Estimated
** The maximum amount to be paid to Nasdaq if all warrants are exercised


ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation of the Registrant was amended in 1986 so as to eliminate personal liability of the members of the Board of Directors to the fullest extent permitted by law. Specifically, Article Eleven of the Certificate of Incorporation provides as follows:

          A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     In addition, the Certificate of Incorporation and By-Laws of the Registrant provide for indemnification of all officers and directors of the Registrant to the fullest extent permitted by law. In particular, Article Nine of the Certificate of Incorporation provides as follows:

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Article Five of the Corporation's By-Laws provides as follows:

     1. MANDATORY INDEMNIFICATION. The corporation shall indemnify, to the fullest extent permissible under Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     2. MANDATORY ADVANCEMENT OF EXPENSES. Expenses reasonably and actually incurred by a director, officer, employee, or agent in the course of defending any suit under paragraph 1 of this Article V shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by the corporation. The corporation shall pay these expenses as they are incurred by the person who may be entitled to indemnification.

     3. CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of expenses expressly provided by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

     4. INTENT OF BYLAW. The intent of this Article V is to provide the broadest possible rights to indemnification to the directors, officers, employees, and agents of the corporation permissible under the law of Delaware and not to affect any other right to indemnification that may exist.

   Section 145 of the Delaware General Corporation Law provides as follows:

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

   Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of this board of directors or governing body for violations of a director's fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under Delaware General Corporation Law Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty, such as injunction or recession, are available.

   The Company holds an insurance policy covering directors and officers under which the insurer agrees to pay, with some exclusions, for any claim made against the directors and officers of the registrant for a wrongful act that they may become legally obligated to pay or for which the registrant is required to indemnify the directors or officers.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted for directors, officers and controlling persons of the Company under the above provisions, or otherwise, the Commission has advised us that, in its opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   Exhibit Number                              Description
   --------------                              -----------

         4.1 Certificate of Amendment to Restated Certificate of Incorporation (incorporated herein by reference from Exhibit 3.1 to CytRx's current report on Form 8-K filed on September 12, 2000, File Number 000-15327)

         4.2 Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to CytRx's Restated registration statement on Form S-3 filed on November 5, 1997, File Number 333-39607)

         4.3 Bylaws, as amended (incorporated by reference from Exhibit 4.2 to CytRx's registration statement on Form S-8 filed on July 21, 1997, File Number 333-31717)

         4.4 Shareholder Protection Rights Agreement dated April 16, 1997 between CytRx Corporation and American Stock Transfer & Trust Company as Rights Agent (Incorporated herein by reference to Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997, File Number 000-15327)

         5               Opinion of Alston & Bird LLP

        23.1 Consent of Alston & Bird LLP (included in Exhibit 5 above)

        23.2             Consent of Ernst & Young LLP

        24               Power of Attorney (see Signature Page)



ITEM 17.       UNDERTAKINGS.

 (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing above, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 (d) The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, and State of Georgia, on August 21, 2001.

                                             CYTRX CORPORATION

                                             By: /s/ Jack J. Luchese
                                                ------------------------------
                                                Jack J. Luchese
                                                President and Chief Executive
                                                Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 21, 2001.

     SIGNATURE                               TITLE

 /s/ Jack J. Luchese               Director, President and Chief Executive
------------------------------     Officer (Principal Executive Officer)
Jack J. Luchese

 /s/ Mark W. Reynolds              Vice President, Finance (Principal Financial
------------------------------     Officer and Principal Accounting Officer)
Mark W. Reynolds

 /s/ Alexander L. Cappello         Director
------------------------------
Alexander L. Cappello

 /s/ Raymond C. Carnahan, Jr.      Director
------------------------------
Raymond C. Carnahan, Jr.

 /s/ Max Link                      Director
------------------------------
Max Link

 /s/ Herbert H. McDade, Jr.        Director
------------------------------
Herbert H. McDade, Jr.

                                 EXHIBIT INDEX


   Exhibit Number                                    Description
   --------------                                    -----------
         4.1          Certificate of Amendment to Restated Certificate of Incorporation (incorporated herein by reference from Exhibit 3.1 to CytRx's current report on Form 8-K filed on September 12, 2000, File Number 000-15327)

         4.2          Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to CytRx's Restated registration statement on Form S-3 filed on November 5, 1997,
                      File Number 333-39607)

         4.3          Bylaws, as amended (incorporated by reference from Exhibit 4.2 to CytRx's registration statement on Form S-8 filed on July 21, 1997, File Number 333-31717)

         4.4          Shareholder Protection Rights Agreement dated April 16, 1997 between CytRx
                      Corporation and American Stock Transfer & Trust Company as Rights Agent
                      (incorporated herein by reference to Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997, File Number 000-15327)

         5            Opinion of Alston & Bird LLP

        23.1          Consent of Alston & Bird LLP (included in Exhibit 5 above)

        23.2          Consent of Ernst & Young LLP

         24           Power of Attorney (see Signature Page)